UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

Fortress Credit Realty Income Trust

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56685	99-3367363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York		10105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 798-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

MS Repurchase Facility

On July 24, 2025, a subsidiary of Fortress Credit Realty Income Trust (the “Company”), FCR MS Seller LLC, as seller (the “MS Seller”), Morgan Stanley Mortgage Capital Holdings LLC, as administrative agent (“Administrative Agent”) for Morgan Stanley Bank, N.A. and such other financial institutions from time to time party thereto as buyers (“MSBA” and, together with such other financial institutions from time to time party hereto, the “Buyers”) entered into a Master Repurchase and Securities Contract Agreement (together with the related transaction documents, the “MS Seller Repurchase Agreement”). The MS Seller Repurchase Agreement provides financing of up to an aggregate of $250 million in connection with the acquisition and/or origination by the Company of certain loans as more particularly described in the MS Seller Repurchase Agreement. Subject to the terms and conditions thereof, the MS Seller Repurchase Agreement provides for the purchase, sale and repurchase of mortgage loans, mezzanine loans and participation interests in such mortgage loans satisfying certain conditions set forth in the MS Seller Repurchase Agreement (collectively, the “MS Repurchase Facility”).

Advances under the MS Seller Repurchase Agreement accrue interest at a per annum rate equal to Term SOFR for a one-month period plus a margin as agreed upon by MSBA and the MS Seller for each transaction. The termination date of the MS Seller Repurchase Agreement is July 24, 2029, as such date may be extended with availability for new transactions pursuant to a one-year extension option, subject to satisfaction of certain customary conditions in accordance with the MS Seller Repurchase Agreement.

In connection with the MS Seller Repurchase Agreement, the Company entered into a Guaranty and Indemnity agreement, dated July 24, 2025 (the “MS Guaranty”), under which the Company guarantees (the “Guaranty”) the obligations of the MS Seller under the MS Repurchase Agreement, provided, however, that the maximum liability of the Company pursuant to the MS Guaranty shall not exceed 25% of the then-outstanding principal amount of the MS Repurchase Facility. Notwithstanding the foregoing, such limitation on the Company’s Guaranty may be nullified in certain circumstances, including if the MS Seller or the Company become the subject of a voluntary or collusive involuntary proceeding under any bankruptcy, insolvency or similar law and for other customary insolvency related actions. The Company is also liable under the MS Guaranty for costs, expenses, damages and losses actually incurred by the Buyers or the Administrative Agent resulting from customary “bad boy” events pertaining to the Company and/or the MS Seller as described in the MS Guaranty.

The MS Seller Repurchase Agreement and the MS Guaranty contain various restrictions and covenants that are customary for similar agreements, including financial covenants relating to the Company’s minimum net worth, liquidity and maximum leverage. The foregoing description is only a summary of the material provisions of the MS Seller Repurchase Agreement and the MS Guaranty and is qualified in its entirety by reference to the full text of the MS Seller Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”), and the MS Guaranty, which is filed as Exhibit 10.2 to this Current Report, and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1

Master Repurchase and Securities Contract Agreement, dated July 24, 2025, by and between FCR MS Seller LLC, as seller, Morgan Stanley Mortgage Capital Holdings LLC, as administrative agent for Morgan Stanley Bank, N.A. and such other financial institutions from time to time party thereto as buyers.

10.2	Guaranty, dated July 24, 2025, made by the Company, as guarantor, for the benefit of Morgan Stanley Bank, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Credit Realty Income Trust

Dated: August 5, 2025	By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss Title: Chief Financial Officer